                                                                  EXHIBIT 3(ii)

                           AMENDMENT IN THE ENTIRETY

                                       OF

                                    BY-LAWS

                                       OF

                        UNIVERSAL MEDICAL SYSTEMS, INC.

                              A NEVADA CORPORATION

                                   ARTICLE I

                                    OFFICES

       SECTION 1. PRINCIPAL OFFICE.

       The principal office of this Corporation shall be at: 13825 Icot Boulevard, Suite 613, Clearwater, Florida 34620.

       SECTION 2. ADDITIONAL OFFICE.

       The Corporation may also maintain an office or offices at such other place or places within or without the State of Florida, as the Board of Directors may from time to time designate.

       SECTION 3. CHANGE OF OFFICE.

       The principal office of the Corporation may from time to time be changed and altered by Resolution by the Board of Directors.

                                   ARTICLE II

                            MEETING OF SHAREHOLDERS

       SECTION 1. ANNUAL MEETINGS.

       The Annual meeting of the holders of common stock of this Corporation shall be held on the last Monday in October of each year provided the same does not fall on a holiday, and if it does, then the following Tuesday, commencing with October 27, 1997.

       SECTION 2. SPECIAL MEETINGS.

       Special meetings of the Shareholders be held when directed by the President or the Board of Directors, or when requested in writing by the Shareholders who hold at ten percent (10%) of the outstanding stock having the right and entitled to vote at such meeting, or as provided by law. A meeting requested by Shareholders shall be called for a date not more than seventy (70) days after the request is made; provided that notice therefor shall be given not less than ten (10) nor more than sixty (60) days before the meeting date. The call for the meeting shall be issued by the Secretary or by the President, unless the President, Board of Directors or Shareholders requesting the calling of the meeting shall designate another person so to do. A Notice for a Shareholder Special Meeting shall include the date, time, place and purpose(s) of such meeting.

       SECTION 3. PLACE.

       Meetings of Shareholders may be held at a place either within or without the State of Nevada. Unless otherwise directed by the Board of Directors, meetings of the Shareholders shall be held at the principal offices of the Corporation in the State of Florida. The place at which a meeting is to be held shall be designated in the Notice of the Meeting.

       SECTION 4. NOTICE OF ANNUAL MEETING.

       Notice in writing shall be given by the Secretary or by the Assistant Secretary or by the Chief Executive Officer, if one has been named, or by the President or any Vice

President of all meetings of Shareholders, to the holders of the stock having the right and entitled to vote at such meeting, and said notice shall be mailed to each Shareholder at such Shareholder's address as shown upon the stock transfer books, or other records of the Corporation. Such notice shall state the date, the time, and the place and purpose of said meeting, and must be mailed not less than ten (10) nor more than sixty (60) days before the date for such meeting. If any Shareholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee.

       SECTION 5. WAIVER OF NOTICE AND VALIDATION.

       By written consent of any Shareholder either before, at, or after such meeting, the minimum time required for giving notice of such meeting may be waived as to such Shareholder. Any Shareholder may waive notice of any meeting either before, at, or after such meeting.

       SECTION 6. RECORD DATE.

       For purposes of determining Shareholders of record who have the right to and are entitled to notice of and to vote at the meeting of Shareholders or any adjournment thereof or entitled to receive payment of any distribution dividend or in order to make a determination of Shareholders for any other purpose the Board of Directors may close the stock transfer books of the Corporation for a period not in excess of seventy (70) days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such books shall be closed at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of Shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting; or, such meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

       SECTION 7. VOTING.

       Each Shareholder having the right and entitled to vote at a meeting of Shareholders shall be entitled, at such meeting and upon each proposal presented at such meeting, to one vote for each share of stock having the right and entitled to vote at such meeting, recorded in his name on the books of the Corporation, on the record date fixed as provided in Section 6 of this Article, or if no such record date was fixed, on the day of the meeting. Shares of its own stock owned by another Corporation the majority of the voting stock of which is owned or controlled by this Corporation and shares of this Corporation's own stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, or counted as outstanding for the purpose of any Shareholder's vote.

       SECTION 8. OMISSION OF MEETING.

       If the Annual Meeting of the Shareholders be not held as herein provided on the date herein specified, the election of Directors may be held at any special meeting thereafter called pursuant to these By-Laws.

       SECTION 9. ORGANIZATION.

       Meetings of the Shareholders shall be presided over by the Chief Executive Officer, or, if he is not present, then by the President, or, if he is not present, by a Vice President, if a Vice President has been elected, or, if neither the President or Vice President is present, by a Chairman to be chosen by a majority of the Shareholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his absence an Assistant Secretary, shall act as Secretary of every meeting, but if neither is present, the meeting may choose any person to act as Secretary of the meeting.

       At all meetings of Shareholders, the order of business may be generally as follows:

       1. Calling meeting to order.

       2. Proof of the giving of Notice of Meeting or Waiver thereof, and determination of quorum.

       3. Reading of Minutes of previous meeting.

       4. Reports of Officers.

       5. Reports of Committees.

       6. Unfinished business.

       7. New business, election of Directors, if Annual meeting.

       8. Adjournment.

       SECTION 10. ADJOURNMENT.

       Any Shareholders' meeting at which a quorum is present in person or by proxy, may be adjourned from day to day or from time to time by the vote of the holders of the majority of the stock having the right and entitled to vote at such meeting. In case there be no quorum present on the day fixed for any Shareholders' meeting, by vote of the holders of a majority of the stock present in person or by proxy having the right and entitled to vote thereat, such meeting may be adjourned from time to time until a quorum be obtained, or may be adjourned sine die. At any adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting. It shall not be necessary to give any notice of the date, time or place of an adjourned meeting or of the business to be transacted thereat if such is announced at the meeting before an adjournment is taken; provided, that if a new record date is or must be fixed then notice of the adjourned meeting shall be given.

       SECTION 11. QUORUM.

       The presence of the holders of at least a majority of the outstanding stock having the right and entitled to vote at any meeting, either in person or by proxy, shall be necessary to constitute a quorum at any Shareholders' meeting. If a quorum is present, the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the subject matter shall be the act of the shareholders. Shares of its own stock owned by another Corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of the Corporation's own stock held by this Corporation in a fiduciary capacity shall not be counted as outstanding for the purpose of any quorum.

       SECTION 12. PROXIES.

       At any meeting of Shareholders or any adjournment thereof, any Shareholder of record having the right and entitled to vote thereat may be represented and vote by a proxy appointed by an instrument, in writing, including a telegram, cablegram, photographic, photostatic or equivalent reproduction of an instrument, signed by the Shareholder or his attorney-in-fact. Before any such written proxy is voted, it shall be filed with the Secretary. In the event that any such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one be present, that one, shall have all of the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide; but if the proxy holders present at a meeting are equally divided as to the right and manner of voting in any particular case, then voting of shares covered by such proxy shall be prorated. Any question as to the validity, sufficiency or effectiveness of any such written instrument purporting to appoint a proxy or proxies, shall be submitted to the Shareholders present or represented at said meeting, and the vote of the holders of a majority of the stock entitled to vote thereat shall be conclusive upon all such questions. No such written instrument dated more than eleven months before the date fixed for the meeting or meetings at which it is offered, shall be accepted or effectual to permit the proxy therein named to vote at such meeting or any adjournment thereof, unless such instrument, on its face, shall name a longer period of time for which it is to remain in force. If the appointment instrument expressly provides, any proxy holder may appoint, in writing, a substitute to act in his place.

                                  ARTICLE III

                                   DIRECTORS

       SECTION 1. FUNCTION.

       The business of this Corporation shall be managed and its corporate powers exercised by the Board of Directors.

       SECTION 2. NUMBER.

       The Board of Directors shall consist of four members. The provisions of this Section relating to the number of Directors constituting the Board of Directors maybe amended, changed or altered.

       SECTION 3. QUALIFICATION.

       All of the members of the Board of Directors shall be natural persons at least 18 years of age. It shall not be necessary that a Director be a Shareholder of the Corporation.

       SECTION 4. ELECTION AND TERM.

       The Directors shall be chosen at the Annual Meeting of the Shareholders by a plurality of the votes cast at such election. The term of office of such Directors shall be for one year, from the date of the Annual Meeting of Shareholders at which elected until the date of the next succeeding Annual Meeting of the Shareholders and such Directors shall hold office until the election and qualification of their successors. The Board of Directors may elect by a vote of a majority of its members, and from its own number, a Chairman of the Board, to preside at its meetings.

       SECTION 5. VACANCIES.

       Any vacancy in the Board of Directors, or committee of the Board of Directors of the Corporation, caused by an increase in the number of the Directors or number of Directors serving on a committee, or by death, resignation, disqualification or other cause, may be filled by the remaining Director or Directors in office, although less than a quorum, by the affirmative vote of a majority thereof, and the person so chosen to fill any such vacancy shall hold office until the next Annual meeting of the Shareholders, and until his successor shall have been elected and shall have been qualified.

       SECTION 6. REMOVAL.

       Any Director shall be subject to removal with or without cause at any time by vote of a majority of the stock represented and having the right and entitled to vote at any duly convened meeting of Shareholders at which a quorum is present.

       SECTION 7. ANNUAL AND REGULAR MEETINGS.

       Immediately after the Annual meeting of the Shareholders, there shall be held the Annual meeting of the Board of Directors to elect Officers of the Corporation for the ensuing year, and to transact other business brought before the meeting. Regular meetings of the Board of Directors shall be those held at specified intervals during the year. Regular meetings, if held, shall be held on such stated date, time and place, as the Directors shall direct, or in the absence of such Directors, on such stated date, time and place as may be directed by the Chairman of the Board of Directors, the Chief Executive Officer if one has been named, and if not, then by the President. In case the day appointed for a regular meeting falls upon a legal holiday, such meeting shall be held on the next succeeding business day, at the same time and place.

       SECTION 8.  SPECIAL MEETINGS.

       Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer, if one has been named and if not, then by the President, Chairman of the Board of Directors or by a majority of the Directors.

       SECTION 9.  PLACE OF MEETING.

       Any meeting of the Board of Directors may be held either within or without the State of Florida. Unless otherwise directed by the Board of Directors, the Annual meeting of the Board of Directors shall be held at the principal offices of the Corporation in the State of Florida. Regular and Special Meetings of the Board of Directors shall be held at said principal offices of the Corporation in the State of Florida, or at such other place as may be appointed by the vote or written consent of a majority of the Directors, or in the absence of such vote or written consent, at such place as may be appointed by the Officers or Directors calling such meeting.

       SECTION 10. OMISSION OF MEETING.

       If the Annual meeting of the Board of Directors be not held as herein provided on the date herein specified, the election of Officers may be held at any meeting held thereafter pursuant to these By-Laws.

       SECTION 11. ADJOURNMENTS.

       Any meeting of the Board of Directors at which a quorum is present, may be adjourned from day to day or from time to time, or place to place by a vote of a majority of the Directors present and voting at such meeting. In case there be no quorum present on the day fixed for any meeting of the Board of Directors, by vote of a majority of the Directors present and voting at such meeting, the same may be adjourned from time to time and place to place until a quorum be obtained, or may be adjourned sine die. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. It shall not be necessary to give notice of the date, time and place of an adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which the adjournment is taken. If no such announcement is made at the meeting then notice shall be required.

       SECTION 12. QUORUMS.

       The presence of a majority of all the Directors shall be necessary at any meeting of the Board of Directors to constitute a quorum to transact business. The act of a majority of the Directors present and voting at a meeting when a quorum is present shall be the act of the Board of Directors.

       SECTION 13. NOTICE OF MEETINGS.

       Notice of the time, date and place of a Special Meeting of the Board of Directors, in writing, shall be given to each Director by the Chairman of the Board of Directors, or, Secretary or by the Assistant Secretary or by the Chief Executive Officer, President or any Vice President of all the meetings of the Board of Directors. Said Notice may be given by telegraphic message, or by leaving such written notice in an envelope addressed to him or her at his or her residence or place of business, or such notice may be given by mailing the same to such Director at his or her address as shown on the records of the Corporation, and such notice, if served on such Director as herein provided other than by mail, must be served at least two days before the time appointed for the meeting. Such notice shall state the date, time, place and purpose(s) of the meeting; provided, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of such meetings.

       SECTION 14. WAIVER OF NOTICE AND VALIDATION.

       By written consent of any Director, either before at or after such meeting, the minimum time required for giving notice of such meeting, or any other matter required to be contained in any written notice of a meeting, may be waived as to such Director. Any Director may waive notice of any meeting either before, at or after such meeting. Attendance of a director at a meeting shall constitute a wavier of notice of such meeting and a waiver of any and all objections to the place, time and date of such meeting or the manner in which it was called or convened, except when a Director states, at the beginning of the meeting or promptly upon arrival at the meeting any objection to the transaction of business because the meeting is not lawfully called or convened.

       SECTION 15. EXECUTIVE COMMITTEE.

       The Board of Directors shall have the power, by resolution adopted by a majority of all the Directors of the Corporation, to designate from among its members an executive committee, which committee may have and may exercise all of the powers of the Board of Directors, except such committee shall not have the powers to approve or recommend to Shareholders actions or proposals required by law to be approved by Shareholders; fill vacancies on the Board of Directors or any committee thereof; adopt, amend or repeal the By-Laws; authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; authorize or approve the issuance or sale or contract for the sale of shares; or, determine the designation and relative rights, preferences and limitations of a voting group except the Board of Directors may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board of Directors; unless powers of the executive committee are expressly limited by resolution adopted by the Board of Directors. The executive committee shall keep regular minutes of all business transacted by it, and of all actions taken in connection with the affairs of the Corporation, and said business and actions shall be subject to revision, election, and approval by the Board of Directors of the Corporation; provided, that the Board of Directors shall have no power to revise, alter or disapprove any lawful action of the executive committee to the prejudice of third parties.

       SECTION 16. OTHER COMMITTEES.

       The Board of Directors may also appoint from among its members such other committees as the Board of Directors may determine, which committees shall in each case consist of no less than two (2) Directors who serve at the pleasure of the Board of Directors, and which committees shall have such powers and duties as shall from time to time be prescribed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure. All action by any committee shall be reported to the Board of Directors at a meeting succeeding such action and shall be subject to revision, alteration, and approval by the Board of Directors; provided that the Board of Directors shall have no power to revise, alter or disapprove any lawful action of any committee to the prejudice of third parties. The Board of Directors, by resolution, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

       SECTION 17. ACTION TAKEN WITHOUT FORMAL MEETING.

       Anything herein to the contrary not withstanding, the Board of Directors or the executive committee, may take any action required or permitted to be taken by them without a meeting if written consent to said action, signed by all of the members of the Board of Directors or executive committee, as the case may be, is filed in the minutes of the proceedings of the Directors or committee prior to the taking of such action.

       SECTION 18. ADVISORY BOARD.

       The Board of Directors of this Corporation may appoint individuals who may, but need not be, Directors, officers, or employees of this Corporation to serve as members of an Advisory Board of Directors of one or more operating divisions or subsidiaries of this Corporation and may fix fees or compensation for attendance at meetings of any such Advisory Boards. The members of any such Advisory Board may adopt and from time to time may amend rules and regulations for the conduct of their meetings and shall keep minutes of their meetings which minutes shall be submitted to the Board of Directors of this Corporation. The term of office of any member of the Advisory Board of Directors shall be at the pleasure of the Board of Directors of this Corporation and shall expire the day of the next succeeding Annual Meeting of the Shareholders of this Corporation. The function of any such Advisory

Board of Directors shall be to advise the Board of Directors with respect to the affairs of the operating divisions and subsidiaries of this Corporation to which it is appointed.

       SECTION 19. TITLES.

       The Board of Directors of this Corporation may from time to time confer on the employees of this Corporation, including employees of operating divisions and subsidiaries of this Corporation, or discontinue, the title of Chief Executive Officer, President, Chief Operating Officer, Vice President, Secretary, Chief Financial Officer, Treasurer and any other titles deemed appropriate. The designation of any such official titles for employees so assigned shall not be permitted to conflict in any way with any executive or administrative authority established from time to time by this Corporation. Any employee so designated as an officer of an operating division or subsidiary shall have authority, responsibilities, and duties with respect to his operating division or subsidiary corresponding to those normally vested in the comparable officer of this Corporation by these By-Laws, subject to such limitations as may be imposed by the Board of Directors of this Corporation.

       SECTION 20. COMPENSATION OF DIRECTORS.

       The Board of Directors shall fix the compensation of the members of the Board Of Directors.

                                   ARTICLE IV

                                    OFFICERS

       SECTION 1. OFFICERS, ELECTION AND TERMS OF OFFICE.

       The principal officers of the Corporation shall be a President, a Secretary and a Treasurer, and from time to time, the Board of Directors may elect a Chief Executive

Officer, Chief Operating Officer, one or more Vice Presidents, Chief Financial Officer and such Assistant Secretaries, Assistant Treasurers and such other officer, agents and employees as it may deem proper. One person may hold more than one office in the Corporation. All of said officers shall be chosen annually by the Board of Directors at the Annual Meeting thereof by a majority of the votes cast and shall hold their respective offices from the date of the Annual Meeting of the Board of Directors at which elected until the date of the next succeeding Annual Meeting of the Board of Directors and such officers shall hold their respective offices until their respective successors are chosen and qualified in their stead. In its discretion, the Board of Directors may delegate to the Chief Executive Officer or President the power to appoint one or more officers or assistant officers and may leave unfilled for any period of time any office of the Corporation. The Board of Directors shall have the power to create and to fill by appointment, for such term as they may see fit, such additional Assistant Secretaries, Assistant Treasurers and other officers as it may see fit, and to prescribe such duties for them to perform as may be deemed necessary. The Board of Directors may also appoint or authorize the appointment of such agents and factors and prescribe or authorize the prescribing of such duties for them to perform as to the Board may deem advisable.

       SECTION 2. REMOVAL.

       The Chief Executive Officer, President, any Vice President, the Secretary and the Treasurer, and all other officers and agents of the Corporation shall be subject to removal at any time, with or without cause, by the affirmative vote of a majority of the Directors present at any duly convened meeting of the Board of Directors at which a quorum is present. All officers, agents and employees, other than those elected or appointed by the Board of Directors, shall hold office at the discretion of the committee or the officer appointing them. Any officer or assistant officer, if appointed by another officer, may be removed, at any time, with or without cause, by the appointing officer.

       SECTION 3. VACANCIES.

       Any vacancy occurring in the office of the Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer of the Corporation shall be filled by the Board of Directors for the remainder of the year and until their successors are duly elected and qualified.

       SECTION 4. CHIEF EXECUTIVE OFFICER.

       The Board of Directors may create the office known as Chief Executive Officer. The Chief Executive Officer shall be the highest ranking officer of the Corporation and shall have the powers of the President as set out in these By-Laws, and such other powers and duties as established from time to time by the Board of Directors and/or as provided by Law. In the event that the Board of Directors of this Corporation shall create the office of Chief Executive Officer, then the President shall be the Chief Operating Officer of the Corporation and shall have the powers and perform such duties as may be delegated to him by the Board of Directors or in the absence of such action by the Board, then by the Chief Executive Officer. In case of the death, absence or inability of the Chief Executive Officer to act, except as may be expressly limited by action of the Board of Directors, and unless and until the Board of Directors has appointed a new Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer following such death of the Chief Executive Officer or during the absence or inability of the Chief Executive Officer to act.

       SECTION 5. PRESIDENT.

       Unless the Board of Director's create the office of Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation subject to the directions of and limitations imposed by the Board of Directors, and shall perform all the duties and have all the power usually pertaining and attributed by law or otherwise to the office of the President of the Corporation except as may be expressly limited by the Board of Directors. The President shall coordinate and supervise the activities of all other officers of the Corporation. The President shall from time to time call special meetings of the Board of Directors when he deems it necessary to do so; or, whenever the requisite number of members of the Board of Directors shall request him, in writing, so to do. He shall preside at all meetings of the Shareholders. The President, unless some other person is thereunto expressly authorized by resolution of the Board of Directors, shall sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and papers in the name of the Corporation and on its behalf, subject, however, to the control when exercised of the Board of Directors. He shall, at each Annual Meeting of the Shareholders, present a report of the business and affairs of the Corporation, and shall from time to time, whenever requested, report to the Board all matters within his knowledge which the interest of the Corporation may require be brought to the notice of the Directors. The President shall have the power to employ and terminate the employment of all such subordinate officers, agents, clerks and other employees not herein provided to be elected by the Board, as he may find necessary to transact the business of the Corporation, and shall have the right to fix the compensation thereof.

       SECTION 6. VICE PRESIDENTS.

       The Vice Presidents shall have the powers and perform such duties as may be delegated to them respectively, by the Board of Directors or in the absence of such action by the Board, then by the President. In case of the death, absence or inability of the President to act, except as may be expressly limited by action of the Board of Directors, and unless and until the Board of Directors has appointed a President Pro Tempore, any Vice President may, and any one of them expressly designated by the Board of Directors shall perform the duties and exercise the powers of the President following such death of the President or during the absence or inability of the President to act; and, concurrently with the President, shall at all times have the power to sign all certificates of stock, execute all contracts, deeds, notes, mortgages, bonds and other instruments and documents in the name of the Corporation on its behalf which the President is authorized to do, but subject to the control and authority at all times of the Board of Directors.

       SECTION 7. PRESIDENT PRO TEMPORE.

       In case of the death, absence or inability of the President to take action, the Board of Directors, in its discretion, may appoint a President Pro Tempore who shall exercise the powers and duties of the President until the return of the President or until the President is again able to act, or until a successor to the President has been duly elected.

       SECTION 8. SECRETARY.

       The Secretary shall keep the Minutes of all meetings of the Shareholders and the Board of Directors in a book or books to be kept for such purposes and, also, when so requested, the Minutes of all meetings of committees in a book or books to be kept for such purposes. He shall attend to giving and serving of all notices, and he shall have charge of all books and papers of the Corporation, except those hereinafter directed to be in the charge of the Treasurer, or except as otherwise expressly directed by the Board of Directors. He shall keep the stock certificate book or books. The Secretary shall be the custodian of the seal of the Corporation. The Secretary shall sign with the President, or with a Vice President, all certificates of stock as the Secretary of this Corporation and as such Secretary, affix or cause to be affixed thereto the seal of the Corporation. The Secretary may sign as Secretary of the Corporation, with the President, or with a Vice President, in the name of the Corporation and on its behalf, all contracts, deeds, mortgages, bonds, notes and other papers, instruments and documents, except as otherwise expressly provided by the Board of Directors, and as such Secretary shall affix the seal of the Corporation thereto. Under the direction of the Board of Directors or the President, the Secretary shall perform such other duties as may be prescribed by the Board of Directors or the President.

       SECTION 9. ASSISTANT SECRETARY.

       The Assistant Secretary shall have such powers and perform such duties as may be delegated to him by the Board of Directors or the President and, in case of the death, absence or inability of the Secretary to act, whether temporary or not, he may exercise the powers and duties of the Secretary. The Assistant Secretary may, together with the President or with a Vice President, sign certificates of stock, contracts and other instruments and documents involving the carrying on of the business of the Corporation which the Secretary is authorized to sign, which power shall be concurrent with the power of the Secretary.

       SECTION 10. TREASURER.

       The Treasurer shall have the custody of all the funds and securities of the Corporation, except as may be otherwise provided by the Board of Directors, and he shall make such disposition of the funds and other assets of the Corporation as he may be directed by the Board of Directors. He shall keep or cause to be kept a record of all money received and paid out, and all vouchers and receipts given therefor, and all other financial transactions of this Corporation. He shall have general charge of all financial books, vouchers and papers belonging to the Corporation or pertaining to its business. He shall render an account of the Corporation's funds at each Annual Meeting of the Board of Directors and at such other meetings as may be requested, and he shall make an Annual statement of the finances of this Corporation. If at any time there is a person designated as Comptroller of the Corporation, the Treasurer may delegate to such Comptroller such duties and powers as to the Treasurer may deem proper. The Treasurer shall perform such other duties as are usually incident by law or otherwise to the office of the Treasurer, and as he may be directed or required by the Board of Directors or the President.

       SECTION 11. ASSISTANT TREASURER.

       The Assistant Treasurer shall have such powers and shall perform such duties as may be delegated to him by the Board of Directors or the President or the Treasurer; and in case of the death, absence or inability of the Treasurer to act, he may exercise the powers and duties of the Treasurer.

       SECTION 12. SUBORDINATE OFFICERS.

       In all cases where the duties of subordinate officers and the duties of agents or employees of the Corporation are not specifically prescribed by the By-Laws or resolution of the Board of Directors, such officers, agents and employees shall obey the orders and instructions of the President. The President may, with or without the consent of the Board of Directors, suspend or remove any subordinate officer, agent or clerk or other servant of the Corporation who has not been elected to such office by the Board of Directors.

                                   ARTICLE V

                            FUNDS OF THE CORPORATION

       SECTION 1. DEPOSIT.

       All monies of the Corporation or under its charge deposited in any bank or other place of deposit shall be deposited to the credit of the Corporation in its corporate name, unless otherwise expressly directed by the Board of Directors.

       SECTION 2. EVIDENCE OF INDEBTEDNESS.

       All bonds, notes, mortgages and other evidences of indebtedness of the Corporation shall be signed by the President, or by a Vice President or by the President Pro Tempore, in case such has been appointed and all such instruments signed by other than the President shall also be attested by the Secretary or the

Assistant Secretary, and no such instrument shall be valid or binding without being so signed.

       SECTION 3. CHECKS.

       All checks or warrants drawn upon funds of the Corporation shall be in such form and signed and countersigned as the Board of Directors may by resolution direct.

                                   ARTICLE VI

                                      SEAL

       The seal of this Corporation shall be circular and shall have inscribed thereon the name of the Corporation and such other words and figures and in such design as may be prescribed by the Board of Directors, and may be facsimile, engraved, printed or an impression, or other type seal.

                                  ARTICLE VII

                                      STOCK

       SECTION 1. AUTHORIZED ISSUANCE.

       This Corporation may issue the shares of stock authorized by its Articles of Incorporation and none other.

       SECTION 2. CERTIFICATES OF STOCK.

       Certificates of stock shall be numbered and registered in the order in which they are issued. They shall be signed by the President or Vice President, and by the Secretary or Assistant Secretary, and the seal of the Corporation shall be affixed thereto. All stock certificates shall be bound in a book, and shall be issued in consecutive order therefrom, and on the margin of the stub of each certificate shall be entered in the name of the person to whom such certificate is issued, the number of shares issued, and the date thereof.

       SECTION 3. ISSUANCE OF STOCK.

       The stock of the Corporation may be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract or other securities of the Corporation.

       SECTION 4. LIEN ON STOCK.

       The Corporation shall have a first lien on all of the shares of its capital stock at any time issued and outstanding and upon all distributions declared on the same for any indebtedness of the respective Shareholders to the Corporation. Any stock certificate issued by the Corporation shall have inscribed on the reverse side thereof the following notation, viz:

              "This stock certificate is issued subject to a lien held by the Corporation issuing the same for any indebtedness owed by the owner of the stock evidenced hereby to the Corporation."

       SECTION 5. FORM OF STOCK CERTIFICATE.

       It shall not be necessary to set forth in any stock certificate the provisions of the Certificate of Incorporation showing the class or classes of stock authorized to be issued and the distinguishing characteristics thereof, nor the provisions of any By-Laws, nor of any Agreement adopted by the Corporation, restricting the transfer of shares of stock. Those provisions may either (a) be summarized on the face or back of the certificate, or (b) be incorporated by reference made on the face or back of the certificate, the reference stating that a copy of the provisions, certified by an officer of the Corporation, will be furnished by the Corporation or its transfer agent, without costs, to and upon request of the certificate holder, or party directly in interest.

       SECTION 6. TRANSFER.

       (a) Transfers of stock shall be made only on the books of the Corporation by the holder, in person, or by an attorney-in-fact under a power of attorney duly executed by such Shareholder and filed with the Secretary with written direction for the transfer, upon surrender of the original certificate for such shares and upon the payment of all indebtedness by such Shareholder to the Corporation, and the possession of a Certificate of Stock (as between the holder and the Corporation) shall not be regarded as evidence of ownership of the same in any person other than the registered owner until the transfer thereof is duly made on the books of the Corporation. No transfer of stock shall be valid against this Corporation until it shall have been effected and registered upon the Corporation's books in the manner herein provided.

       (b) On the transfer of any shares, each certificate shall be receipted for and such receipt shall be attached to the margin or stub of such certificate in the certificate book. When such certificate is delivered by the Corporation by registered mail or certified mail, the return receipt of such registered or certified mail shall be sufficient as the receipt herein provided for. All certificates exchanged or surrendered to the Corporation shall be cancelled by the Secretary or Assistant Secretary and affixed in their original places in the certificate book, and no new certificates shall be issued until the certificates for which it is exchanged have been cancelled and returned to their original place in said book, except as provided in Section 7, of this Article pertaining to lost or destroyed certificates.

       (c) If any holder of any stock of the Corporation shall have entered into an agreement with any other holder of any stock of the Corporation or with the Corporation, or both, relating to a sale or sales or transfer of any shares of stock of the Corporation, or wherein or whereby any restriction or condition is imposed or placed upon or in connection with the sale or transfer of any shares of stock of the Corporation, and if a duly executed or certified copy thereof shall have been filed with the Secretary of the Corporation, none of the shares of stock covered by such agreement or to which it relates, of any such contracting Shareholder, shall be transferred upon the books of the Corporation until there has been filed with the Secretary of the Corporation, a certificate of compliance with such agreement, and any evidence, of any kind or quality, of compliance with the terms of such agreement which the Secretary deems satisfactory or sufficient shall be conclusive upon all parties interested; provided, however, that neither the Corporation nor any Director, officer, employee or transfer agent thereof shall be liable for transferring or effecting or permitting the transfer of any such shares of stock contrary to or inconsistent with the terms of any such agreement, in the absence of proof of willful disregard thereof or fraud, bad faith or gross negligence on the part of the party to be charged; provided, further that the Certificate of the Secretary, under the seal of the Corporation, bearing the date of its issuance by the Secretary, certifying that such an agreement is or is not on file with the Secretary, shall be conclusive as to such fact so certified for a period of five days from the date of such certificate, with respect to the rights of any innocent purchaser or transferee for value of any such shares without actual notice of the existence of any such restrictive agreement.

       SECTION 7. LOST CERTIFICATES.

       Any Shareholder claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact and the fact that he is the owner and holder thereof, and give notice of the loss or destruction of same in such manner as the Board of Directors may require, and shall give the Corporation a bond of indemnity in form, amount and with one or more sureties satisfactory to the Board of Directors, which amount shall be at least double the par value of all the shares of stock represented by such certificate, payable as may be required by the Board of Directors to protect the Corporation and any person injured by the issuance of the new certificate from any liability or expense which it or they may be put to or incur by reason of the original certificate remaining outstanding whereupon the President or Vice President and the Secretary or Assistant Secretary may cause to be issued a new certificate in the same tenor as the one alleged to be lost or destroyed, but always subject to approval of the Board of Directors.

       SECTION 8. STOCK TRANSFER BOOK.

       The Corporation shall keep at its office in the State of Florida, or in the office of its transfer agent or registrar wherever located, a book (or books, if more than one kind, class or series of stock is outstanding), to be known as the Stock Transfer Book, containing the names of all Shareholders alphabetically arranged, with the address of every Shareholder, showing the number of shares of each kind, class and/or series of stock held of record by each Shareholder. If the stock book is kept in the offices of the transfer agent, the Corporation shall keep at its office in the State of Florida copies of the stock lists prepared from the stock transfer book and sent to it from time to time by the transfer agent. The stock transfer book or books shall show the current status, but if the transfer agent is located somewhere else, a reasonable time, shall be allowed for transit of mail. The stock transfer books or other records of the Corporation indicating an alphabetical list of the names of all Shareholders entitled to notice of such meeting, arranged by voting group with the address of, and the number, class and series, if any, of the shares held by each, shall be available for inspection by any Shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal address, place identified in the meeting notice; or, at the office of the Corporation's transfer agent or registrar. Provided that the shareholder demands in good faith and for a proper purpose; and, describes with reasonable particularity his purpose and the records he desires to inspect and, the records are directly connected to his purpose, a Shareholder, his agent or attorney is entitled, on written demand, to inspect the Shareholder list during regular business hours and at his expense during the period it is available for inspection. The original stock transfer books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholder.

                                  ARTICLE VIII

                                  FISCAL YEAR

       SECTION 1. DESIGNATION.

       The fiscal year of the Corporation shall, by resolution, be determined by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

       SECTION 1. BY THE DIRECTORS.

       These By-Laws may be replaced, altered, amended, added to or modified by a majority vote of the Directors present and voting at any Annual or Regular Meeting of the Board of Directors at which a quorum is present, without notice; or at any Special Meeting of the Board of Directors at which a quorum is present if notice that a proposal would be presented at the Special Meeting for repeal, alternation, amendment, adding to, or modifying the By-Laws is included in the notice of the meeting, unless waived in writing by a majority of the Directors.

                                   ARTICLE X

                     AMENDMENT TO ARTICLES OF INCORPORATION

       The Articles of Incorporation may be amended by a majority vote of the Shareholders of the Corporation present at a special or general meeting of the Shareholders at which a quorum is present, called for such expressed purpose, after proper notice of said meeting has been given to all Shareholders in writing, or without said notice in the event that majority of the Shareholders of the Corporation shall waive said notice in writing. The Articles of Incorporation may be amended by the Board of Directors without Shareholder action to the extent provided by Law.

       I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Amendment in the Entirety of the By-Laws of UNIVERSAL MEDICAL SYSTEMS, INC.


                                        ----------------------------
                                        Myron A. Baker, as President


                                        ----------------------------
                                        Dennis D. Cole, as Secretary

Dated: February ____, 1997.